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                                                                    Exhibit 99.4

                           SOUTHERN STAR CENTRAL CORP.

              Broker Dealer Letter Regarding the Offer to Exchange
                        8 1/2% Senior Secured Notes due 2010
                 registered under the Securities Act of 1933 for
                All Outstanding 8 1/2% Senior Secured Notes due 2010

              Pursuant to the Prospectus dated ___________, 2004

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _________________, 2004, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                                                            ______________, 2004

To Securities Dealers, Commercial Banks,
Trust Companies and Other Nominees:

Enclosed for your consideration is a Prospectus dated _______________, 2004 (the "Prospectus") and a Letter of Transmittal (the "Letter of Transmittal") that together constitute the offer (the "Exchange Offer") by Southern Star Central Corp., a Delaware corporation (the "Company"), to exchange up to $180,000,000 in principal amount of its 8 1/2% Senior Secured Notes due 2010 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all outstanding 8 1/2% Senior Secured Notes due 2010, issued and sold in a transaction exempt from registration under the Securities Act (the "Old Notes"), upon the terms and conditions set forth in the Prospectus. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

We are asking you to contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Old Notes registered in their own name.

Enclosed are copies of the following documents:

1.   The Prospectus;

2. The Letter of Transmittal for your use in connection with the tender of Old Notes and for the information of your clients;

3. The Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Old Notes and all other required documents cannot be delivered to the Exchange Agent prior to the Expiration Date;

4. A form of letter that may be sent to your clients for whose accounts you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

6. Return envelopes addressed to Deutsche Bank Trust Company Americas, as Exchange Agent.

DTC participants will be able to execute tenders through the DTC Automated Tender Offer Program.





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Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on ______________, 2004, unless extended by the Company. We urge you to contact your clients as promptly as possible.

Upon request, the Company may reimburse you for customary and reasonable mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will not pay any fee or commission to any broker or dealer or to any other person (other than the Exchange Agent for the Exchange Offer).

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

     If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

                                Very truly yours,

                           SOUTHERN STAR CENTRAL CORP.

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent for the Old Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

Nothing herein or in the enclosed documents shall constitute you or any person as an agent of the Company or the Exchange Agent, or authorize you or any other person to make any statements on behalf of either of them with respect to the Exchange Offer, except for statements expressly made in the Prospectus and the Letter of Transmittal.